SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Inuvo, Inc.
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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

____________________

TO BE HELD ON JUNE 18, 2026

Our Board of Directors (the “Board”) has called and invites you to attend the 2026 annual meeting of stockholders of Inuvo, Inc. (the “Company,” “Inuvo,” “we,” “us” or “our”) at the Company’s offices located at 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 on June 18, 2026 at 9:00 a.m. local time.

At the 2026 annual meeting you will be asked to vote on the following matters:

●	the election of two Class III directors (the “Election of Directors Proposal”);
●	the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm (the “Accounting Firm Proposal”); and
●	any other business as may properly come before the meeting.

The Board has fixed the close of business on April 21, 2026 as the record date for determining the stockholders that are entitled to notice of and to vote at the 2026 annual meeting and any adjournments thereof.

All stockholders are invited to attend the 2026 annual meeting in person. Your vote is important regardless of the number of shares you own. Please vote your shares in person, by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

By Order of the Board of Directors

/s/ Robert C. Buchner
Little Rock, Arkansas	Robert C. Buchner
April 30, 2026	Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2026 annual meeting to be held on June 18, 2026. This proxy statement, along with our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, are available free of charge on our website www.inuvo.com.

INUVO, INC.

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2026 (collectively, the “2025 10-K”).

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

General Information

The accompanying proxy is solicited by the Board of Inuvo, Inc. for use at our 2026 annual meeting of stockholders to be held at the Company’s offices located at 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 on June 18, 2026 at 9:00 a.m. local time or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of 2026 Annual Meeting of Stockholders. The date of this proxy statement is April 30, 2026, and this proxy statement and the enclosed proxy are first being mailed or otherwise delivered to our stockholders on or about April 30, 2026.

Soliciting proxies.  This proxy statement and the accompanying proxy card are being mailed to owners of our Common Stock in connection with the solicitation of proxies by the Board for the 2026 annual meeting of stockholders. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews or other methods of communication. We will request brokers, custodians, nominees and other record holders of Common Stock to forward copies of this proxy statement and other soliciting materials to persons for whom they hold Common Stock and to request authority for the exercise of proxies. In these cases, the Company will, upon the request of the record holders, reimburse these holders for their reasonable expenses.

Electronic access. To access our proxy statement and 2025 10-K electronically, please visit our corporate website at www.inuvo.com. The information which appears on our website is not part of this proxy statement.

Voting securities. Only our stockholders of record as of the close of business on April 21, 2026, the record date for the 2026 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 14,820,898 shares of our Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2026 annual meeting. Each holder of record as of that date is entitled to one vote for each share held.

Quorum. In accordance with our by-laws, the presence, in person or by proxy, of the holders of at least 33 1/3% of the Common Stock issued and outstanding and entitled to vote, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the 2026 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2026 annual meeting. Votes for and against, abstentions and “broker non-votes,” if any, will each be counted as present for purposes of determining the presence of a quorum.

Broker non-votes. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you should instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal that is a “non-routine” matter which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the 2026 annual meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required. Your broker, bank or other nominee has discretionary voting authority to vote your shares on Proposal 2 if the broker, bank or other nominee does not receive voting instructions from you because such proposal is considered to be “routine” matters under the rules of the NYSE. Your broker, bank or other nominee, however, does not have discretionary authority to vote on Proposal 1 at the 2026 annual meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. In any event, it is particularly important that you instruct your broker as to how you wish to vote your shares as it ensures that your shares will be voted in accordance with your instructions.

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Voting of proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted by the individuals named on the proxy card as recommended by the Board.

Revocability of proxies. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to our corporate secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If your shares are held in “street name” through a brokerage firm, bank, nominee, fiduciary or other custodian, you must check with your brokerage firm, bank, nominee, fiduciary or other custodian to determine how to revoke your proxy.

Shares held in street name. A stockholder wanting to vote in person at the 2026 annual meeting and holding shares of our Common Stock in street name must obtain a proxy card from his or her broker and bring that proxy card to the 2026 annual meeting, together with a copy of a brokerage statement reflecting such share ownership as of the record date.

Vote required.

Election of Directors Proposal. The nominees receiving the greatest numbers of votes at the meeting, assuming a quorum is present, will be elected as the two Class III directors each to serve until his or her term expires or until his or her successor has been duly elected and qualified. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Accounting Firm Proposal. The Accounting Firm Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the 2026 annual meeting and entitled to vote on the Accounting Firm Proposal. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Accounting Firm Proposal, and shares not in attendance at the 2026 annual meeting will have no effect on the outcome of any vote on the Accounting Firm Proposal.

Interests of directors and executive officers. Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the proposals, except to the extent of their ownership of shares of our Common Stock and any outstanding equity awards or equity awards that may be granted to them under our equity incentive plans in the future.

Board recommendations.

The Board unanimously recommends a vote “FOR” election of the Class III Director Nominees.

The Board unanimously recommends a vote “FOR” the Accounting Firm Proposal.

Attendance at the meeting. You are invited to attend the 2026 annual meeting only if you were an Inuvo stockholder or joint holder as of the close of business on April 21, 2026, the record date, or if you hold a valid proxy for the 2026 annual meeting. In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the record date prior to your being admitted to the 2026 annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you will need to provide proof of beneficial ownership on the record date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 9:00 a.m. local time. Check-in will begin at 8:45 a.m. local time.

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Communications with our Board. You may contact any of our directors by writing to them c/o Inuvo, Inc., 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Inuvo. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Inuvo that is addressed to the independent members of the Board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

Wallace D. Ruiz

Chief Financial Officer

Inuvo, Inc.

500 President Clinton Avenue

Suite 300

Little Rock, Arkansas 72201

Telephone: (501) 205-8508

Telecopier: (877) 311-5050

email: wallace.ruiz@inuvo.com

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PROPOSAL 1 – ELECTION OF DIRECTORS PROPOSAL

ELECTION OF CLASS III DIRECTORS

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Rob Buchner and Sanja Partalo for election as Class III directors, to hold office until the 2029 annual meeting of stockholders or until each of his or her successors have been duly elected and qualified. In the event Mr. Buchner or Ms. Partalo is unable or unwilling to serve as a director, the individuals named as proxy on the proxy card will vote the shares that each of them represents for election of such other person or persons as the Board may recommend. The Board has no reason to believe that either Mr. Buchner or Ms. Partalo will be unable or unwilling to serve.  One of our directors, Kenneth E. Lee, will be leaving the Board at the 2026 annual meeting.  We thank Mr. Lee for his service and valuable contributions to the Board.

The following is biographical information on the current member of our Board and one nominee standing for election as Class III Directors:

Director and Nominee Standing for Election as Class III Directors

Name	Age	Positions	Director Since
Rob Buchner	62	Chairman of the Board and Chief Executive Officer; Class III Director	2025
Sanja Partalo	44	N/A	N/A

Rob Buchner – Mr. Buchner is the Company’s current Chief Executive Officer, effective as of February 1, 2026, and the Chairman of our Board, effective as of January 23, 2026. Prior to his appointment as Chief Executive Officer, Mr. Buchner served as the Company’s Chief Operating Officer since October 2025.  Previously he was Chief Marketing Officer at Covet™ (covet.life), a disruptive fintech that leverages AI for personal asset management and estate planning. In 2020, Rob co-founded Sheet Metal Arts, an innovation studio devoted to the future of mobility, which created and produced films for Stellantis EV launches including: Ram, Dodge and Fiat. In 2016, he became an early-stage investor and advisor at Lucy.ai, a knowledge management platform. Lucy was acquired by Capacity in 2025. From 2013 to 2016, Rob was CEO of Campbell Mithun (Interpublic Group) which was later integrated within McCann WorldGroup. During his tenure he restructured the 80-year-old agency around the Creative Sciences–a cross-functional operating model that comingles brand content, technology and media analytics. Rob served as CMO of Fallon Worldwide from 2004 to 2013 where he was responsible for new business growth resulting in $80M net recurring revenues across the network. As Managing Partner, he architected Fallon’s digital and entertainment practices that led to industry acclaim for Amazon Theater and BMW Films. He also opened Fallon offices in Tokyo, Singapore, Hong Kong and Sao Paulo. Rob received a Bachelor of Science degree from the University of Illinois, Urbana-Champaign.

Sanja Partalo – Ms. Partalo is a Co-Founder and has been a General Partner of S4S Ventures, a venture capital firm focused on companies exploiting opportunities presented by the next wave of technology transformation of the Advertising & Media sectors, primarily investing in applied AI, advertising technology and marketing technology companies, since January 2022. Previously, she was an executive with WPP (NYSE: WPP), working directly with WPP’s CEO, C-suite and board in a variety of corporate and operating roles focused on driving growth through development of new technology products, strategic partnerships, and venture investments. Most recently, she served as EVP, Global Head of Strategic Development & Partnerships. In this role, she lead WPP’s partnerships with Google, Meta, Adobe, Salesforce, Microsoft, Snap, ByteDance and Amazon, among others – and oversaw a strategic partnership portfolio. She spearheaded numerous market-leading partnerships at WPP, including the first global agency partnership with TikTok, Waze and augmented reality partnership with Snap. She has served as a director on the boards of numerous venture-backed companies in the US, UK and EU. Sanja currently serves on the boards of Tenovos, ID5, 4screen, Stitch, Tracer and Provenance. Sanja holds an MBA from Columbia Business School, where she has served as a Lecturer and Adjunct Assistant Professor of Marketing, Media & Technology.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE CLASS III DIRECTOR NOMINEES.

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Directors Not Standing For Election

Name	Age	Positions	Director Since
Jonathan Bond	68	Class II Director	2022
Richard K. Howe	63	Class I Director	2008
Gordon J. Cameron	61	Class I Director	2016

Class I Directors

Terms Expire at the 2027 Annual Meeting

Richard K. Howe – Mr. Howe has been a member of our Board since November 2008 and has served as Executive Chairman of the Board from March 2012 until January 2026 and was our Chief Executive Officer from December 2012 until January 2026. Previously, he served as our President and Chief Executive Officer from November 2008 until March 2012. Prior to joining Inuvo, Mr. Howe served as Chief Marketing, Strategy and M&A Officer at the billion dollar multi-channel marketing services leader Acxiom Corporation (NasdaqGS: ACXM) where, since 2004, he led the company’s transition to online marketing services, the expansion into China and the development of the big data consulting services group. From 2001 to 2004, he served as general manager of Global Marketing Services (GMS) at Fair Isaac & Company (NYSE: FICO), a leading provider of analytics products and services where he drove the company’s online initiatives. Between 1999 and 2001, Mr. Howe started, grew and sold private Internet search innovator, ieWild. Mr. Howe has over his career led the acquisition, merger or divestiture of a dozen companies on three continents worth many hundreds of millions of dollars to shareholders. Mr. Howe earned a bachelor’s degree with distinction in engineering from Concordia University, Canada, and he earned his master’s degree in engineering from McGill University, Canada.

Gordon J. Cameron – Mr. Cameron has been a member of our Board since November 2016. He is a business transformation executive with three decades of success in growing businesses while managing risk. Mr. Cameron is currently Chief Consumer Credit Risk Officer at Fifth Third Bank. Prior to Fifth Third, Mr. Cameron was EVP of consumer risk at PNC Financial Services from 2008 until 2019. He was the Chief Credit Officer, Retail and Small Business Lending, at Canadian Imperial Bank of Commerce from 2005 to 2008. Mr. Cameron was the Chief Scientist Transaction Analytics, Global Account Management Solutions at Fair Isaac Corporation FICO from 2001 to 2005. Prior to his tenure with Fair Isaac Corporation, Mr. Cameron held executive positions at IeWild Inc., HNC Software Inc., Advanta National Bank/Fleet, The Campbell Group LTD and Fidelity Bank N.A. Mr. Cameron received a MBA from Widener University School of Management and a B.S. in Finance from Pennsylvania State University.

Class II Director

Term Expires at the 2028 Annual Meeting

Jonathan Bond - Mr. Bond has been a member of our Board since March 2022. Mr. Bond previously served as the Co-Founder and Chief Executive Officer of Kirshenbaum Bond Senecal & Partners LLC (“KBP”), a global advertising and marketing agency. Prior to KBP, Mr. Bond served as the Chief Executive Officer of Big Fuel (now part of Publicis), one of the world’s largest social media agencies that serves blue chip clients. He helped establish iballs, one of the first online media agencies, which sold to Microsoft in the early 2000s. He also co-founded Media Kitchen and Varick under the KBP umbrella. From 2015 to December 2016, Mr. Bond was the founder of Tomorrow LLC, an innovation consultancy. From January 2017 to June 2018, Mr. Bond was the Co-Chairman at The Shipyard, a full-service advertising agency focused on data science, which acquired Tomorrow LLC. From June 2017 to June 2020, Mr. Bond was the Chairman and director of SITO Mobile, Ltd. He is currently fractional CMO/partner of Blue Bear Protection, Lacure and Halo Collar and a member of the board of directors of Sonobi, Inc. Mr. Bond has had investments and/or board roles at White Ops, Compound (formerly known as Metamorphic Ventures), TZP Group, Victors and Spoils (now part of Havas), Simplifi, Appinions, Data Xu, BlackBook magazine and Klout. Mr. Bond received a Bachelor of Arts from Washington University (St. Louis).

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PROPOSAL 2 – ACCOUNTING FIRM PROPOSAL

RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP

The Audit Committee has appointed EisnerAmper LLP as our independent registered public accounting firm to audit our consolidated statements for the fiscal year ending December 31, 2026. Representatives of EisnerAmper LLP will be present at the 2026 annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our by-laws or otherwise, we are submitting the selection of EisnerAmper LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.

Fees and services

The following table shows the fees that were billed by our independent public accounting firms for the audit and other services provided for the years indicated:

	2025	2024
Audit Fees	$351,750	$341,250
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$351,750	$341,250

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees — This category consists of professional services related to tax compliance.

All Other Fees — This category consists of fees for other miscellaneous items.

Our Board has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the Board. The audit fees paid to the auditors with respect to 2025 were pre-approved by the Audit Committee of the Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP.

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OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the 2026 annual meeting. If, however, other matters properly come before the 2026 annual meeting, the accompanying proxy authorizes the persons named as proxy or their substitute to vote on such matters as they determine appropriate.

DISSENTER’S RIGHTS

Under Nevada law there are no dissenter’s rights available to our stockholders in connection with any matter submitted to a vote of our stockholders at the 2026 annual meeting.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our stockholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Conduct and Business Code of Ethics, which applies to all our directors, officers and employees.

To assist in its governance, our Board has formed three standing committees composed entirely of independent directors: Audit, Nominating and Corporate Governance, and Compensation. A discussion of each committee’s function is set forth below. Additionally, we have adopted and published to all employees our Whistleblower Notice establishing procedures by which any employee may bring to the attention of our Audit Committee any disclosure regarding accounting, internal control or other auditing issues affecting our company or any improper activities of any officer or employee. Disclosure may be made anonymously.

Our by-laws, the charters of each Board committee, the independent status of a majority of our Board, our Code of Conduct and Business Code of Ethics and our Whistleblower Notice provide the framework for our corporate governance. Copies of our by-laws, committee charters, Code of Conduct and Business Code of Ethics and Whistleblower Notice may be found on our website at www.inuvo.com. Copies of these materials also are available without charge upon written request to our corporate secretary.

Board of Directors

The Board oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman of the Board and Chief Executive Officer and our Chief Financial Officer and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Commencing with our 2008 annual meeting, our directors were divided into three classes and designated Class I, Class II and Class III. Directors may be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Directors are elected for a full term of three years. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

A total of three formal meetings of the Board were held during 2025 and the Board took action by unanimous written consent four times. No director attended less than 75% of the aggregate of (i) the total number of meetings of the Board held during the time in which such director was a member of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the period such director served as a member of such committee.

There are no family relationships between any of the directors and executive officers.

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We do not have a formal policy regarding director attendance at annual meetings of stockholders. All of our directors are stockholders and are invited to attend our stockholder meetings. Last year, none of our directors attended the 2025 annual meeting of stockholders.

Board Leadership Structure and our Board’s Role in Risk Oversight

Mr. Robert C. Buchner serves as the Chairman of our Board. In 2025, Mr. Charles D. Morgan, a former independent director, served as our Lead Independent Director until his retirement in February 2025.  After Mr. Morgan’s retirement, our Audit Committee Chairman, Gordon Cameron, took over the role of leading executive sessions of independent directors.  Our Board believes our current structure provides independence and oversight, and facilitates the communication between senior management and the full Board regarding risk oversight, which the Board believes strengthens its risk oversight activities. Moreover, the structure allows the Chairman of the Board and Chief Executive Officer to better focus on his responsibilities of running the company, enhancing stockholder value and expanding and strengthening our business, while allowing the Audit Committee Chairman to lead the Board in its fundamental role of providing independent oversight of management.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including operational risks associated with our industry, credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Board meets regularly with management, as well as independently, to review Inuvo’s risks. Our Chief Financial Officer attends many of the Board meetings and is available to address any questions or concerns raised by any member of the Board on risk management and any other matter. The independent members of the Board work together to provide strong, independent oversight of our management and affairs through the Board’s standing committees and, when necessary, special meetings of independent directors. Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

Board Committees

The Board has three standing committees: (i) Audit, (ii) Nominating and Corporate Governance and (iii) Compensation.  Each committee has a written charter. The charters are available on our website at www.inuvo.com. Except as set forth below, all committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee Member	Nominating and Corporate Governance Member	Compensation Committee Member
Gordon J. Cameron	✓(1)		✓(1)
Jonathan Bond		✓	✓
Kenneth E. Lee	✓	✓(1)
Rob Buchner

____________

(1)  Denotes Chairperson.

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Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

●	the integrity of our financial statements;
●	our compliance with legal and regulatory requirements; and
●	the qualifications and independence of our independent registered public accountants.

The Audit Committee is composed of two directors, each of whom have been determined by the Board to be independent as defined by the NYSE American Company Guide. The Board has determined that Mr. Cameron qualifies as an “audit committee financial expert” as defined by the SEC. During 2025, the Audit Committee held four meetings.

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to the year ended December 31, 2025, in addition to its other work, the Audit Committee:

●

reviewed and discussed with management and EisnerAmper LLP, our independent registered public accounting firm, our audited consolidated financial statements as of December 31, 2025 and the year then ended;

●

the Audit Committee obtained from EisnerAmper LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding all relationships between it and the Company that might bear on its independence and the communications, discussed with EisnerAmper LLP any relationships that may impact the firm’s objectivity and independence, and satisfied itself as to the firm’s independence.  The Audit Committee also discussed with management and EisnerAmper LLP the quality and adequacy of the Company’s internal controls; and

●

reviewed and discussed with EisnerAmper LLP the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

The audit committee recommended, based on the review and discussion summarized above, that the Board include the audited consolidated financial statements in the 2025 10-K for filing with the SEC.

Dated: April 30, 2026	Audit Committee of the Board of Directors of Inuvo, Inc.

/s/ Gordon J. Cameron, Chairman
/s/ Kenneth E. Lee

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for:

●	recommending the slate of director nominees for election to our Board;

●	identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings;

●	reviewing the composition of Board committees; and

●	monitoring compliance with, reviews and recommends changes to our various corporate governance policies and guidelines.

A majority of the persons serving on our Board must be independent. Thus, the committee has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those that would have been reported under “Certain Relationships and Related Transactions” below if there were any such relationships to disclose. The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As a result of this review, the committee affirmatively determined that each of Messrs. Cameron, Bond, and Lee and Ms. Partalo is independent as defined by the NYSE American Company Guide.

The committee considers all qualified candidates for our Board identified by members of the committee, by other members of the Board, by senior management and by our stockholders. The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, equity ownership in Inuvo and independence.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. Based on its assessment of each candidate, the committee recommends candidates to the Board. However, there is no assurance that there will be any vacancy on the Board at the time of any submission or that the committee will recommend any candidate for the Board.

The Nominating and Corporate Governance Committee is composed of two directors, each of whom have been determined by the Board to be independent as defined by the NYSE American Company Guide. During 2025, the committee met one time.

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Stockholder Nominations

Stockholders who would like to propose a candidate to serve on our Board may do so by submitting the candidate’s name, resume and biographical information to the attention of our corporate secretary. All proposals for nomination received by the corporate secretary will be presented to the committee for appropriate consideration. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on our Board. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the corporate secretary of Inuvo at our main office:

●	the name and address of the person recommended as a director candidate;

●

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●	the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

●

as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our Common Stock owned by such person; provided, however, that if the person is not a registered holder of our Common Stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our Common Stock; and

●	a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Director Qualification

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend to the Board, and for the Board to conclude, that the individual should be serving as a director of Inuvo.

Class I Directors

Richard K. Howe - Mr. Howe’s track record as a successful high-technology operating and marketing executive in data, analytics and marketing services as a result of building and/or running over a dozen businesses in five countries were factors considered by the Nominating and Corporate Governance Committee and the Board. Specifically, the Nominating and Corporate Governance Committee and the Board viewed favorably his position at companies that include Inuvo, Acxiom Corporation, where he served as chief marketing, business strategy and M&A officer, Fair Isaac & Company, where he served as general manager, and ieWild, Inc., where he was co-founder and chairman and CEO, together with his service as a board member for the non-profit organization Business for Diplomatic Action and his academic achievements at Concordia University and McGill University in making their recommendation.

Gordon J. Cameron - Mr. Cameron’s track record as a senior executive in a variety of business segments and his in excess of three decades of experience in building successful businesses were factors considered by the Nominating and Corporate Governance Committee and the Board. Specifically, the Nominating and Corporate Governance Committee and the Board viewed favorably his position as Executive Vice President in Retail Lending at PNC Financial Services, one of the largest diversified financial services institutions in the United States, as well as his positions with companies such as Canadian Imperial Bank of Commerce, Fair Isaac Corporation FICO, IeWild Inc., HNC Software Inc., Advanta National Bank/Fleet, The Campbell Group LTD and Fidelity Bank N.A. together with and his academic achievements at Widener University School of Management and Pennsylvania State University in making their recommendation.

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Class II Director

Jonathan Bond - Mr. Bond’s successful track record as an executive in the marketing services industry and his deep industry experience were factors considered by the Nominating and Corporate Governance Committee and the Board.  Specifically, the Nominating and Corporate Governance Committee and the Board viewed favorably his position at companies such as Kirshenbaum Bond Senecal & Partners LLC (“KBP”), Big Fuel (now part of Publicis), iballs, Media Kitchen and Varick under the KBP umbrella, Tomorro LLC, SITO Mobile, Ltd, Blue Bear Protection, Lacure and Halo Collar, where he was either a founder or high-level executive at each, his service on the board of directors of Sonobi, Inc. and Kubient, his investment background, and his academic achievement at Washington University (St. Louis) in making their recommendation.

Class III Director and Class III Director Nominee

Rob Buchner – Mr. Buchner’s successful track record operating and growing businesses in the marketing services industry and vast industry connections were factors considered by the Nominating and Corporate Governance Committee and the Board.  Specifically, the Nominating and Corporate Governance Committee and the Board favorably viewed his positions with Campbell Mithun and Fallon Worldwide together with his entrepreneurial endeavors in making their decision.  In addition, Mr. Buchner is the Chief Executive Officer.

Sanja Partalo – Ms. Partalo’s successful track record in the venture capital and AdTech industry was a factor considered by the Nominating and Corporate Governance Committee and the Board. Specifically, the Nominating and Corporate Governance Committee and the Board viewed favorably her experience and sophistication achieved at S4S Ventures, a venture capital firm focused on companies exploiting opportunities presented by the next wave of technology transformation of the Advertising & Media sectors, primarily investing in applied AI, advertising technology and marketing technology companies. She also was an executive with WPP (NYSE: WPP), working directly with WPP’s CEO, C-suite and board in a variety of corporate and operating roles focused on driving growth through development of new technology products, strategic partnerships, and venture investments. She spearheaded numerous market-leading partnerships at WPP, including the first global agency partnership with TikTok, Waze and augmented reality partnership with Snap. She has served as a director on the boards of numerous venture-backed companies in the US, UK. Sanja holds an MBA from Columbia Business School, where she has served as a Lecturer and Adjunct Assistant Professor of Marketing, Media & Technology.

In addition to the each of the individual skills and background described above, the Nominating and Corporate Governance Committee and Board also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Compensation Committee

The Compensation Committee is charged with overseeing our compensation programs and practices, including our executive compensation plans and incentive compensation plans. The Chief Executive Officer provides input to the committee with respect to the individual performance and compensation recommendations for the other executive officers. The committee’s charter authorizes the committee to retain an independent consultant and from time to time has done so. The committee did not retain a consultant in 2025. The committee also prepares and supervises the Board’s annual review of director independence and the Board’s annual self-evaluation.  For more information regarding the Compensation Committee’s compensation philosophy, please see “Executive Compensation” which appears later in this proxy statement.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) requires public companies to provide stockholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say-on-pay” as well as an advisory vote on how often the company will present say-on-pay votes to its stockholders. At our 2023 annual meeting of stockholders held on June 15, 2023, our stockholders approved a non-binding proposal that the frequency of an advisory vote on our executive compensation would be held every three years. At our 2025 annual meeting of stockholders held on May 22, 2025, our stockholders approved a non-binding resolution approving our executive compensation as described in that proxy statement.

The Compensation Committee took written action in lieu of a meeting four times during 2025.

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Compensation of Directors

During 2025, at the recommendation of our Nominating and Corporate Governance Committee, each independent member of our Board received a combination of a cash retainer and restricted stock units.

The following table provides information concerning the compensation paid to our independent directors for their services as members of our Board for 2025. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid.  Amounts paid to Rob Buchner for independent Board member service prior to his appointment as an executive officer on September 30, 2025 are reflected in the Summary Compensation Table.

	Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Charles D. Morgan	7,500	19,392	—	—	—	—	26,892
Gordon J. Cameron	30,000	19,392	—	—	—	—	49,392
Jonathan Bond	30,000	19,392	—	—	—	—	49,392
Kenneth E. Lee	30,000	19,392	—	—	—	—	49,392

2026 Director Compensation Policy

In December 2020, our Board modified independent director compensation so that independent directors are provided an annual restricted stock unit grant of 3,000 restricted stock units on January 1 of each year vesting on the first anniversary of each grant and an annual retainer of $30,000, payable quarterly.  In April 2026, our Board modified its director compensation policy, based on the principle that compensation should be reasonable for incumbent directors and competitive to attract new members.  The revised director compensation policy is effective as of July 1, 2026, and each non-employee director shall be entitled to annual compensation of $100,000, payable, payable 30% in cash payable on a quarterly basis and 70% in restricted stock units of the Company granted on an annual basis each January 1. Annual amounts payable under the new policy will be prorated for the second half of 2026.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934 during the year ended December 31, 2025 and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2025, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officer, director or 10% or greater stockholder failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 2025, except for two late filings by Messrs. Howe, Ruiz and Pisaris (one day late and two days late, respectively) and one late filing by Mr. Buchner (one day late).

Hedging Policy

In general, we discourage hedging and pledging transactions. The committee has a policy prohibiting hedging and pledging activity in our equity securities except where the activity is precleared by our Chief Financial Officer in limited circumstances. The policy applies to our directors, executive officers, other members of our executive leadership team and other officers subject to Section 16 of the Securities Exchange Act. The hedging and pledging prohibitions apply with respect to any shares of our equity securities owned by the covered persons, directly or indirectly, whether granted by us as compensation or otherwise acquired and held. Prohibited hedging activity includes purchasing financial instruments (including zero-cost collars and forward contracts establishing short positions in our securities) or otherwise engaging in transactions that are designed to, or have the effect of, hedging or offsetting any decrease in the market value of our securities. Hedging activity may only occur if approved by our Chief Financial Officer in advance. Our equity securities may not be pledged as collateral for a loan or held in a margin account, except with respect to pledging activity approved by our Chief Financial Officer in advance where securities are pledged as collateral for a loan and the covered person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Insider Trading Policy

We have adopted an Insider Trading Policy and have implemented procedures that govern the purchase, sale, and other dispositions and transactions in our securities by our directors, executive officers, certain covered persons (as defined in the Insider Trading Policy) and certain of their family members and related parties. We believe the Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. Our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 5, 2026.

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EXECUTIVE COMPENSATION

Executive Officers

Name	Positions
Robert C. Buchner	Chairman of the Board and Chief Executive Officer
Wallace D. Ruiz	Chief Financial Officer, Secretary

Executive officers of our company are appointed by the Board and serve at the pleasure of the Board.

Robert C. Buchner. For information regarding Mr. Buchner, please see “Board of Directors” which appears earlier in this proxy statement.

Wallace D. Ruiz. Mr. Ruiz, 74, has served as our Chief Financial Officer since June 2010. From 2005 until April 2009, Mr. Ruiz was Chief Financial Officer and Treasurer of SRI Surgical Express, Inc. (Nasdaq: STRC), a Tampa, Florida provider of outsourced sterilization and supply chain management services to healthcare providers that was acquired by Synergy Health plc. From 1995 until 2004, he was Chief Financial Officer of Novadigm, Inc. (Nasdaq: NVDM), a developer and worldwide marketer of enterprise infrastructure software that was acquired by Hewlett-Packard Company. From March 2018 to December 2024, he was a member of the board of directors of Nixxy, Inc., which was formerly Recruiter.com Group, Inc. (Nasdaq: NIXX). Mr. Ruiz received a B.S. in Computer Science from St. John’s University and a M.B.A. in Accounting and Finance from Columbia University. Mr. Ruiz is a Certified Public Accountant.

Compensation Philosophy

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Compensation Committee.

We believe that achievement of these compensation program objectives enhances long-term stockholder value. When designing compensation packages to reflect these objectives, the Compensation Committee has adopted the following four principles as a guide:

●

Alignment with stockholder interests: Compensation should be tied, in part, to our stock performance through the granting of equity awards to align the interests of executive officers with those of our stockholders;

●	Recognition for business performance: Compensation should correlate in large part with our overall financial performance;

●	Accountability for individual performance: Compensation should partially depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success; and

●

Competition: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group. In implementing this compensation philosophy, the Compensation Committee takes into account the compensation amounts from the previous years for each of the named executive officers, and internal compensation equity between the named executive officers and other employees.

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2025 Compensation Determination Process

In 2025, the compensation program for our executive officers consisted of the following components:

•	base salary;
•	discretionary bonus;
•	plan awards; and
•	other fringe benefits and perquisites.

The Compensation Committee believes that our executive compensation package consists of elements of compensation that are typically used to incentivize and reward executive management at other companies of our size, in our geographic area or in our industry. Each of these components is designed to meet the program’s objectives of providing a combination of fixed and variable, performance-based compensation linked to individual and corporate performance. In the course of setting the initial compensation level for new hires or adjusting the compensation of existing employees, the Compensation Committee considered the advice and input of our management. Our Chief Executive Officer typically makes recommendations to the Compensation Committee for any proposed changes in salary, as well as performance-based awards and equity award grants, for the other named executive officers. The Compensation Committee decides any salary change, as well as performance-based awards and equity award grants, for the Chief Executive Officer.

Base Salary

Base salary is an important component of executive compensation because it provides executives with an assured-level of income, assists us in attracting executives and recognizes different levels of responsibility and authority among executives. The determination of base salaries is based upon the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established for the executive. Additionally, contractual provisions in executive employment agreements, past performance, internal pay equity and comparison to competitive salary practices are also considered.

In general, the Compensation Committee considers two types of potential base salary increases including “merit increases” based upon the executives’ individual performance and/or “market adjustments” based upon the peer group salary range for similar executives.

Discretionary Bonus Awards

From time to time, we utilize discretionary signing, promotion, retention or other bonus awards as compensation tools that provide incentives for executives to accept employment offers, to reward outstanding performance by executives and to retain key executives. We believe that these bonus awards are consistent with our overall executive compensation philosophy to achieve our recruiting and retention objectives as well as to allow discretion to address the needs of our businesses, which operate in a constantly evolving and highly competitive environment.  Bonus recommendations are not determined on a formulaic basis, and no particular weight is assigned to any of the factors considered in determining discretionary bonuses.  Mr. Howe and Mr. Ruiz received bonuses during fiscal 2025.

Plan Awards

The objective of our long-term incentive program is to provide a long-term retention incentive for the named executive officers and others and to align their interests directly with those of our stockholders by way of stock ownership. Under our 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”), the Compensation Committee has the discretion to determine whether equity awards will be granted to named executive officers and if so, the number of shares subject to each award. The 2025 Plan allows the Compensation Committee to grant options and restricted stock and other stock-based awards with respect to the amount authorized, valued in whole or in part by reference to the fair market value of the stock. In most instances, these long-term grants vest over a multi-year basis.

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The Board or the Compensation Committee determines the recipients of long-term incentive awards based upon such factors as performance, the length of continuous employment, managerial level, any prior awards, and recruiting and retention demands, expectations and needs. All our employees are eligible for awards. The Board or the Compensation Committee grants such awards by formal action, which awards are not final until an award agreement is delivered by us and executed by both the Company and the employee. There is no set schedule for the Board or the Compensation Committee to consider and grant awards. The Board and the Compensation Committee have the discretion to make grants whenever it deems it appropriate in our best interests. The Compensation Committee has discretion to grant equity awards at any time.

We do not have any program, plan or practice in place to time option or other award grants with the release of material, non-public information and does not release such information for the purpose of affecting the value of executive compensation. The exercise price of stock subject to options awarded under our plans is the fair market value of the stock on the date the grant is approved by the Board or the Compensation Committee. Under the terms of each plan, the fair market value of the stock is the closing sales price of the stock on the date the grant is approved by the Board or the Compensation Committee as reported by the NYSE American.

Other Compensation and Benefits

We have historically provided perquisites and other types of non-cash benefits on a very limited basis in an effort to avoid an entitlement mentality, reinforce a pay-for-performance orientation and minimize expense. Such benefits, when provided, can include additional health care benefits and additional life insurance.

Retirement and Other Post-Termination Benefits

Other than our 401(k) plan, employment agreements with our named executive officers and certain other employment agreements which provide for severance for termination without cause, we have not entered into any employment agreements that provide for a continuation of post-employment benefits. Our benefits plans are generally the same for all employees, and so as of the date of this proxy statement, the Compensation Committee does not believe that any such plans in their present forms would continue post-employment, except as required by law (including with respect to COBRA), or otherwise set forth in our 2025 10-K. We do not currently maintain any other retirement or post-termination benefits plans.

Change in Control Severance Policy

We do not currently maintain any change in control severance plans or severance policies, except as provided in the executive employment agreements and the 2026 Plan, both of which are discussed in this section. Therefore, none of our named executive officers will receive any cash severance payments in the event we undergo a change in control, unless their employment agreement otherwise provides.

Insurance

All full-time employees, including the named executive officers, are eligible to participate in our standard medical, dental and life insurance plans. The terms of such benefits for the named executive officers are generally the same as those for all other company employees, with the exception of the level of life insurance coverage. We pay approximately 95% of the annual health insurance premium with employees paying the balance through payroll deductions. We pay for up to $1,000,000 of basic life insurance and AD&D insurance for our Chief Executive Officer, Chief Financial Officer and President. All other full-time employees can elect basic life insurance and AD&D insurance coverage equal to their annual salary, up to $50,000, paid by us.

401(k)

Our employees can participate in a 401(k) plan, which is a qualified defined contribution retirement plan, sponsored by the company. Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. We have the ability to make discretionary matching contributions and discretionary profit sharing contributions to such plan. Our practice has been to match participant’s contributions up to the first four percent of their annual earnings. Our match is fully vested when made.

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Other Benefits

We seek to maintain an open and inclusive culture in our facilities and operations among executives and other company employees. Thus, we do not provide executives with separate dining or other facilities, nor do we have programs for providing personal-benefit perquisites to executives, such as defraying the cost of personal entertainment or family travel. Our basic health care and other insurance programs are generally the same for all eligible employees, including the named executive officers.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for the following persons (our “named executive officers” or “NEOs”):

●	all individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2025;
●	our two most highly compensated executive officers at December 31, 2025 whose annual compensation exceeded $100,000; and
●

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2025.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Nonequity incentive plan compen-sation ($)	Non-qualified deferred compen-sation earnings ($)	All other compen-sation (2) ($)	Total ($)
Richard K. Howe,	2025	425,000	100,000	36,675	—	—	—	7,113	568,788
Former Executive Chairman and Chief Executive Officer (3)	2024	425,000	—	540,250	—	—	—	8,617	973,867
Robert Buchner, Chairman of the Board and Chief Executive Officer (4)	2025	84,375	—	447,650	—	—	—	62,500	594,525
Wallace D. Ruiz,	2025	300,000	50,000	—	—	—	—	18,880	368,880
Chief Financial Officer	2024	292,708	—	123,720	—	—	—	22,204	438,632

_________

(1)

The value attributable to any stock awards is computed in accordance with FASB ASC Topic 718. The 2025 awards were valued as of the date of grant. The assumptions made in the valuations of the stock awards are included in Note 10 of the notes to our consolidated financial statements for the year ended December 31, 2025 appearing in our 2024 10-K.

(2)	Amount includes $15,000 of cash director fees and $47,500 of consulting fees paid to Mr. Buchner prior to becoming an executive of the Company on September 30, 2025.
(3)	Mr. Howe ceased to be Executive Chairman and Chief Executive Officer on January 31, 2026.
(4)	Mr. Buchner joined the Company as Chief Operating Officer on September 30, 2005; Mr. Buchner became Chairman of the Board and Chief Executive Officer on February 1, 2026.

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Executive Employment Agreements

We entered into an employment agreement with each of Messrs. Howe and Ruiz on March 1, 2012, and an employment agreement with Mr. Buchner on September 30, 2025, which was amended and restated on January 27, 2026.  Each of Messrs. Buchner, Howe and Ruiz is referred to as an executive.  Mr. Howe’s employment was terminated without cause effective February 1, 2026.

The employment agreements entered into by Messrs. Buchner, Howe and Ruiz, each referred to as an executive, have an initial term of one year, after which each executive’s employment agreement automatically renews for additional one-year periods on the same terms and conditions, unless either party to the agreement exercises the respective termination rights available to such party in the agreement. The employment agreements currently provide for a minimum annual base salary of $400,000 for Mr. Buchner and $300,000 for Mr. Ruiz (and provided for $425,000 for Mr. Howe prior to his termination), which may be adjusted by the Board of Directors in connection with reviews of the executive’s performance. The employment agreements require our company to compensate the executives and provide them with certain benefits if their employment is terminated. The compensation and benefits the executives are entitled to receive upon termination of employment vary depending on whether their employment is terminated:

•	by us for cause (as defined in the employment agreements);

•	by us without cause, or by the executive for good reason (as defined in the employment agreements);

•	due to death or disability; or

•	by the executive without good reason.

In the event of a termination by our company without cause or a termination by the executive for good reason, the executive would be entitled to receive the following:

•

his earned but unpaid basic salary through the termination date, plus a portion of the executive’s bonus based upon the bonus he would have earned in the year in which his employment was terminated, pro-rated for the amount of time employed by us during such year and paid on the original date such bonus would have been payable;

•

an amount payable over the 12-month period following termination equal to one times the sum of his basic salary at the time of termination, plus, a termination bonus equal to the bonus paid to the executive during the four fiscal quarters prior to the date of termination (except that if a target bonus has been established for Messrs. Buchner or Howe, Messrs. Buchner and Howe’s termination bonus is equal to his target bonus for the fiscal year in which the termination occurs, increased or decreased pursuant to actual performance versus targeted performance in the then current plan measured as of the end of the calendar month preceding the termination date), or in the event of a change of control (as defined below), the greater of the relevant calculation above or the bonus paid to the executive during the four fiscal quarters prior to the change of control;

•	any other amounts or benefits owing to the executive under our then-applicable employee benefit, long-term incentive, or equity plans and programs, within the terms of such plans; and

•	benefits (including health, life and disability) as if the executive was still an employee during the 12-month period following termination.

Finally, in the event of a termination without cause by our Company, with good reason by the executive, or following a change of control (as defined in the employment agreements), any equity award held by the executive will immediately and fully vest and become exercisable throughout the full term of such award as if the executive were still employed by us.

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In the event of a termination by us with cause, Messrs. Buchner, Howe and Ruiz would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination.

In the event of a termination by us of Messrs. Buchner, Howe or Ruiz upon the death or permanent disability of such executive, the executive would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination, the earned but unpaid portion of any vested incentive compensation under and consistent with plans adopted by us prior to the date of termination, and over the 12 months following the date of termination an amount equal to 20% base salary at the time of termination for each year of employment with us, capped at 100% of the base salary.

The executive may terminate employment for any reason (other than good reason) upon giving 30 days’ advance written notice to us. In the event of a termination by Mr. Ruiz without good reason, such executive is entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination and the earned but unpaid portion of any vested incentive compensation under and consistent with our plans adopted by us prior to the date of termination. In the event of a termination by Mr. Buchner or Howe, without good reason, such executive is entitled to receive the earned but unpaid portion of his base salary through the termination date and any other amounts and benefits owing to the executive under our then applicable employee benefit, long term incentive or equity plans and programs.

In connection with Mr. Howe’s departure, the Company and Mr. Howe have entered into a separation agreement, dated January 27, 2026. Pursuant to the terms of the separation agreement, Mr. Howe shall be entitled to receive separation pay in a gross amount equal to $682,813, payable in equal monthly installments over a 22-month period following the termination date in accordance with regular payroll practices of Inuvo and payment for up to 18 months of COBRA continuation coverage. Mr. Howe’s  existing restricted stock units will fully vest on his termination date and will be settled in accordance with existing settlement schedules following the termination date. In consideration thereof, Mr. Howe has entered into a general release and agreed that no amounts are due Mr. Howe under the employment agreement with Inuvo and that obligations under his confidentiality, assignment and noncompetition agreement with Inuvo shall survive in accordance with its terms.

Outstanding equity awards at year end

The following table provides information concerning unexercised options, restricted stock units that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2025:

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (1) (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Richard K. Howe	—	—	—	—	—	127,501	316,202	—	—
Robert Buchner	—	—	—	—	—	128,000	317,440	—	—
Wallace D. Ruiz	—	—	—	—	—	27,500	68,200	—	—

(1)

For Mr. Howe, 41,667 and 36,667 of the restricted stock units reported in this column vested on March 1, 2026 and April 1, 2026, respectively. In addition, 41,667 will vest on March 1, 2027 and 7,500 will vest on July 1, 2027. For Mr. Buchner, 3,000 of the restricted stock units reported in this column vested on January 8, 2026, and 41,666, 41,667 and 41,667 of the restricted stock units reported will vest on September 30, 2026, September 30, 2027, and September 30, 2028, respectively. For Mr. Ruiz, 10,000 and 7,500 of the restricted stock units reported in this column vested on March 1, 2026 and April 1, 2026, respectively, and 10,000 of the restricted stock units reported will vest on March 1, 2027.

Our Equity Compensation Plans

Information regarding our 2025 Plan is contained in Note 10 to the notes to our audited consolidated financial statements appearing in our 2025 10-K.

Pay-Versus-Performance

The following table provides information about the relationship between executive compensation actually paid to our NEOs and certain financial performance of the Company. The table below summarizes the Summary Compensation Table (“SCT”) total and Compensation Actually Paid (“CAP”) to the CEO and the average for the other NEOs for the years ended December 31, 2025, December 31, 2024 and December 31, 2023, along with the required financial information for each year.

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PAY-VERSUS-PERFORMANCE TABLE

Year	Summary Compensation Table Total for Richard Howe ($)	Compensation Actually Paid to Richard Howe(1)(2) ($)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income (in thousands) ($)
2025	568,788	(120,637)	481,703	(65,135)	111.1	(5,096)
2024	973,867	1,724,283	373,858	1,038,429	293.5	(5,762)
2023	1,075,635	1,431,660	595,463	791,588	194.1	(10,390)

_____________

(1)	The following tables set forth the adjustments of the SCT total pay for our CEO, as well as the average for our other NEOs to determine CAP, as computed pursuant to Item 402(v) of Regulations S-K.

Adjustments to Determine CAP for our CEO	2025	2024	2023
Summary Compensation Table Total	$568,788	$973,867	$1,075,635
Less: Reported Fair Value of Stock Awards(a)	(36,675)	(540,250)	(330,000)
Add: Year-end Fair Value of Stock Awards Granted in the Year that Remain Unvested at Year End	18,450	861,250	473,000
Add: Fair Value of Stock Awards Granted During the Year that Vested During the Year	—	—	—
Add: Change in Fair Value of Awards Granted Before the Covered Year that, as of the End of Such Year, Remain Outstanding and Unvested	(484,802)	161,333	205,025
Add: Change in Fair Value of Awards Granted Before the Covered Year for which All Applicable Vesting Conditions Were Satisfied at the End of or During Such Year	(186,398)	268,083	8,000
Compensation Actually Paid	$(120,637)	$1,724,283	$1,431,660
(a) Amounts reflect the aggregate grant date fair values reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.			$1,061,932

Adjustments to Determine CAP for non-CEO NEOs	2025	2024	2023
Summary Compensation Table Total	$481,703	$373,858	$595,463
Less: Reported Fair Value of Stock Awards(a)	(447,650)	(123,720)	(530,000)
Add: Year-end Fair Value of Stock Awards Granted in the Year that Remain Unvested at Year End	314,880	195,000	634,250
Add: Fair Value of Stock Awards Granted During the Year that Vested During the Year	—	—	—
Add: Change in Fair Value of Awards Granted Before the Covered Year that, as of the End of Such Year, Remain Outstanding and Unvested	(279,436)	141,167	86,875
Add: Change in Fair Value of Awards Granted Before the Covered Year for which All Applicable Vesting Conditions Were Satisfied at the End of or During Such Year	(134,632)	452,125	5,000
Compensation Actually Paid	$(65,315)	$1,038,429	$791,588

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(2)	Non-CEO NEOs reflect the Summary Compensation Table total compensation and average Compensation Actually Paid to the following executives by year:

2025: Richard K. Howe, Robert Buchner, and Wallace D. Ruiz.

2024: Richard K. Howe, Barry Lowenthal and Wallace D. Ruiz.

2023: Richard K. Howe, Barry Lowenthal and Wallace D. Ruiz.

Narrative Disclosures

The graphs below provide a description of CAP (as calculated in accordance with the SEC rules) and the following financial performance measures:

•	the Company’s cumulative Total Shareholder Return (assuming a $100 investment made on December 31, 2022); and

•	the Company’s Net Income.

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PRINCIPAL STOCKHOLDERS

At March 31, 2026, we had 14,784,779 shares of Common Stock issued and outstanding. The following table sets forth information known to us as of March 31, 2026 relating to the beneficial ownership of shares of our Common Stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each director and nominee;

•	each named executive officer; and

•	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of Common Stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him or her (or certain persons whose ownership is attributed to him or her) and that can be acquired by him or her within 60 days from March 31, 2026, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him or her, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class

Robert C. Buchner	3,000	*
Wallace D. Ruiz	126,367	*
Jonathan Bond	12,000	*
Gordon J. Cameron (1)	58,573	*
Richard K. Howe	526,392	3.6%
Kenneth E. Lee	54,500	*
Sanja Bartalo	—	*
All executive officers and directors as a group (six persons)	780,832	5.3%

Robert H. Drysdale (2)	1,384,863	9.4%

___________

*	represents less than 1%.
(1)	Includes 663 shares held by Mr. Cameron’s spouse.
(2)	Pursuant to the Schedule 13G/A filed with the SEC on February 23, 2024. The principal business address of Mr. Drysdale is 132A Royal Circle, Honolulu, Hawaii 96816.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2025.

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Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted average exercise price of outstanding options, warrants and rights (2) ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Plans approved by our stockholders:
2025 Equity Compensation Plan and 2017 Equity Compensation Plan	779,979	—	965,885
Plans not approved by stockholders:	—	—	—
Total	779,979	—	965,885

_____________

(1)	The numbers in this column (a) reflect shares of Common Stock to be issued upon the vesting of outstanding RSUs.
(2)	There are no outstanding options, and the unvested awards of RSUs do not have an exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions since January 1, 2025 nor are there any currently proposed transactions in which we were or are to be participant in which any related person had or will have a direct or indirect material interest.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Inuvo, Inc.

Attention: Corporate Secretary

500 President Clinton Avenue

Suite 300

Little Rock, Arkansas 72201

Facsimile: (877) 311-5050

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of next year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2027 annual meeting must be received by us at our principal executive office no later than 120 days prior to the anniversary date that proxy material for this year’s meeting were sent in order to be eligible for inclusion in our 2027 proxy statement and proxy relating to that meeting, which will be December 31, 2026.

Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2026 annual meeting will be considered untimely if notice thereof is not received by the Company in writing by 45 days prior to the anniversary of the date that proxy materials are sent to stockholders, which will be March 16, 2027. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

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In addition to satisfying the requirements of our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Company (addressed to the attention of the Secretary) that sets forth all of the requirements of Rule 14a-19. Such notice must be received by the Company not less than 60 calendar days before the first anniversary of the date of the proxy statement released to stockholders for the prior year’s annual meeting. For the 2027 Annual Meeting of Stockholders, this means no later than the close of business on March 1, 2027.

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of his or her willingness to serve, and should be directed to the Corporate Secretary of Inuvo at our principal executive offices: Inuvo, Inc., 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2025 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2025 10-K by writing to us at 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201, Attention: Corporate Secretary, or from our website, www.inuvo.com.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Inuvo, Inc., Attention: Corporate Secretary, 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 or by faxing a communication to: (877) 311-5050.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Inuvo, Inc., 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201. Please note that additional information can be obtained from our website at www.inuvo.com, and interested parties may contact us through our website at www.inuvo.com with any questions.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.

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INUVO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2026 ANNUAL MEETING OF STOCKHOLDERS ON June 18, 2026 AT 9:00 A.M. LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Inuvo, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Robert C. Buchner and Wallace D. Ruiz, and each of them, proxy, with power of substitution, for and in the name of the undersigned to attend the 2026 annual meeting of stockholders of the Company to be held at the Company’s offices located at 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 on June 18, 2026 at 9:00 a.m. local time, or at any adjournment or postponement thereof, and there to vote, as designated below:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://vote.colonialstock.com/INVU2026
PHONE:	877-285-8605

2026 ANNUAL MEETING OF THE STOCKHOLDERS OF INUVO, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR	WITHOLD
Election of two Class III directors:
	Rob Buchner	☐	☐
	Sanja Bartalo	☐	☐

Proposal 2		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 annual meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘FOR’ THE ELECTION OF THE CLASS III DIRECTOR NOMINEE, AND ‘FOR’ PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” ALL OF THE PROPOSALS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE 2026 ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

_______________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2026

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)